UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2009 (April 3, 3009)

RINO International Corporation

(Exact name of Registrant as specified in charter)

Nevada	0 - 52549	41 - 1508112
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian,
People’s Republic of China 116100

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-411-87661222

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 3, 2009, RINO International Corporation, a Nevada corporation (the “Company”), entered into a Waiver and Amendment Agreement (the “Amendment Agreement”) with certain holders of the shares of the Company’s common stock representing holders of a majority in interest of the shares of the Company’s common stock issued in the private placement transaction consummation on October 5, 2007 (the “Private Financing”).

As part of the Private Financing, on September 27, 2007, the Company and the investors in the Private Financing and certain other parties signatories thereto entered into that certain (i) Securities Purchase Agreement (the “Securities Purchase Agreement”), (ii) Registration Rights Agreement (the “Registration Rights Agreement”), and (iii) Escrow Agreement.

The Securities Purchase Agreement requires that, no later than 120 days following the closing date of the Private Financing, the Company’s Board of Director shall be comprised of a minimum of five members, a majority of which shall be “independent directors” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15), and if the Company shall fail to comply with the foregoing requirement, then, the Company shall incur certain liquidated damages payable to the investors calculated as provided under the Securities Purchase Agreement.  In connection therewith, the Securities Purchase Agreement and the Escrow Agreement require that $1,000,000 (the “Board Holdback Escrow Amount”) of the investment proceeds from the Private Financing be held in escrow by the escrow agent under the Escrow Agreement pending compliance by the Company with the foregoing requirement.  On March 20, 2008, the then Board of Directors of the Company appointed three independent directors to the Board of Directors, resulting in the Board of Directors being comprised of five members, a majority of which are independent directors, and such late compliance with the Securities Purchase Agreement caused the Company to incur liquidated damages in the amount of $627,172.19 under the Securities Purchase Agreement.

The Registration Rights Agreement provides that, if the Company shall fail to cause a registration statement covering the registration of the certain registrable securities to be declared effective by the SEC on certain effective date as specified under the Registration Rights Agreement, then, the Company shall incur certain liquidated damages payable to the investors calculated as provided under the Registration Rights Agreement.  On October 2, 2008, the registration statement was declared by the SEC to be effective and such late effectiveness of the Registration Statement caused the Company to incur liquidated damages in the amount of $1,971,115.73 under the Registration Rights Agreement.

The Amendment Agreement amends the relevant provisions of the Securities Purchase Agreement and the Registration Rights Agreement, respectively, such that (i) no amount of liquidated damages shall have been incurred and payable to the investors due to the late appointment of independent directors, (ii) the liquidated damages incurred due to the late effectiveness of the registration statement shall be paid in the form of shares of the Company’s common stock of up to 192,045 shares, or, at the election of each investor, in cash of (up to an aggregate of $860,362 for all investors), each as provided in the Amendment Agreement, and (iii) the Escrow Agreement to reflect the amendments made to the Securities Purchase Agreement with regard to the distribution of the Board Holdback Escrow Amount.

Upon effectiveness of the Amendment Agreement, each current holder of the Company’s common stock issued in the Private Financing is required to elect, by written notice to the Company, whether to receive shares of the Company’s common stock or cash as provided by the Amendment Agreement.

The foregoing description of the terms of the Amendment Agreement is qualified by reference to its provisions, attached to this report as Exhibit 10.1.

Item 3.02	Unregistered Sale of Equity Securities

The information pertaining to the issuance of up to 192,045 shares of the Company’s common stock pursuant to the Amendment Agreement in Item 1.01 is incorporated herein by reference in its entirety. Upon issuance, such shares of the Company’s common stock will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to issue these shares in reliance on the exemption from registration provided by Regulation D. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01	Other Events

RINO International Corporation, a Nevada corporation (the “Company”) issued a press release on April 8, 2009, regarding it entry into a Waiver and Amendment Agreement with certain holders of majority shares of the Company’s common stock issued in the private placement transaction on October 5, 2007. The press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Current Report

10.1	Waiver and Amendment Agreement dated April 3, 2009
99.1	Press Release dated April 8, 2009

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2009

RINO INTERNATIONAL CORPORATION

By:	/s/ Zou Dejun
Zou Dejun
Chief Executive Officer